UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2012

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road

Utica, New York 13502

(Address of principal executive offices, including zip code)

(315) 797-8375

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 8.01 Other Events

On January 3, 2012, CONMED Corporation (“CONMED” or the “Company”) entered into a Sports Medicine Joint Development and Distribution Agreement (the "JDDA") with Musculoskeletal Tissue Foundation (“MTF”) to obtain (i) MTF’s worldwide promotion rights with respect to allograft tissues within the field of sports medicine, and (ii) an exclusive license to an autograft (patient’s own) blood Platelet-Rich Plasma (“PRP”) therapy technology and products (collectively, the “Transaction”).

MTF is a non-profit organization supplying human tissue grafts (allografts) for use in various surgical applications. It is recognized as the market leader in allograft tissue supply in the United States and has partnerships with other large medical device companies for specific surgical specialties.

Under the JDDA, CONMED is acquiring the worldwide marketing, educational and promotion rights for sports medicine allograft tissue. CONMED is acquiring certain assets relating to certain instrument sets used for the allograft procedures and approximately 35 MTF sales and marketing employees will join CONMED. The JDDA has a term of 25 years with renewals thereafter. The initial consideration from CONMED includes a $63.0 million up-front payment for the rights and certain assets, with an additional $84.0 million potentially payable over a four year period depending on MTF meeting supply targets, as further set forth in the JDDA. As compensation for CONMED’s marketing efforts, the Company will receive 50% of the revenue streams relating to MTF’s sports medicine allograft product line and 100% of the revenue from the PRP products. In addition to the JDDA and the asset purchase agreement referred to above, CONMED will also enter into (1) a Lease relating to 2,000 square feet of commercial office space to be rented in Edison, New Jersey, (2) a Transition Agreement, and (3) an Exclusive License and Supply Agreement relating to the PRP technology and products.

The foregoing description of the Transaction and related matters is qualified in its entirety by reference to the JDDA, which will be filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits

The following exhibit is included herewith:

	Exhibit No.	Description of Exhibit

	10.1	Sports Medicine Joint Development and Distribution Agreement by and between Musculoskeletal Transplant Foundation, Inc. and CONMED Corporation dated as of January 3, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	_Robert D. Shallish, Jr.
Vice President – Finance and
Chief Financial Officer

Date: January 3, 2012